UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Explanatory Note:

We are filing this Amendment No. 1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2018, in order to include audited financial statements, unaudited financial statements and unaudited pro forma financial information on our recently acquired, wholly-owned subsidiary, Cheshire Trafford (U.K.) Limited.

Item 1.01 Entry into Material Definitive Agreements.

On December 12, 2017, Argentum 47, Inc. (“Company”) [then known as “Global Equity International, Inc.”] incorporated a United Kingdom company under the name of Argentum 47 Financial Management Limited (“Argentum FM”). Argentum FM is a wholly-owned subsidiary of the Company and was formed to serve as a holding company for the acquisition of United Kingdom and Asian based advisory firms. Argentum FM is registered in England and Wales, with Company Number 11107976, and has a registered office at 71-75 Shelton Street, Covent Garden, London, United Kingdom WC2H 9JQ.

Initial Fund Acquisition:

On August 1, 2018, Argentum FM entered into a Share Purchase Agreement with Mr. Rodney Leonard and Equilibrium Pensions Limited (trustees of The Leonard R. Personal Pension), pursuant to which Argentum FM would acquire 100% of the ordinary shares (equity) of Cheshire Trafford (U.K.) Limited of Hull, United Kingdom (“Cheshire Trafford”) from Mr. Leonard and Equilibrium Pensions Limited (trustees of The Leonard R. Personal Pension).

Cheshire Trafford (www.cheshire-trafford.co.uk) was incorporated under the laws of the United Kingdom on January 26, 1976, as a limited liability company. Cheshire Trafford is a very well established Independent Financial Advisory Firm, that offers a fully computerized investment management service, including advising on investments in Unit Trusts, Investment Bonds, Shares, Investment Trusts, Government Bonds and Individual Savings Accounts. In addition, Cheshire Trafford advises investors on various types of Pension contracts, including Personal Pensions, Executive Pensions, Small Self-Administered Plans, Pension Mortgages and many more.

Cheshire Trafford acts as a broker for the sale of Lump Sum or Single Premium Insurance Policies and Regular Premium Investment or “Insurance” Policies that are issued by reputable third party insurance companies.

Cheshire Trafford currently has four full time employees, in excess of 700 clients and administers funds of approximately U.S.$38,750,000 (29,210,000 GBP).

Cheshire Trafford currently invests the funds it has under administration with well-known and reputable Investment Houses such as:

●	AJ Bell
●	Canada Life International
●	Fidelity International
●	Old Mutual International
●	Old Mutual Wealth Life
●	Royal London
●	Aviva
●	Prudential Assurance

Cheshire Trafford’s primary customer base resides in the United Kingdom. Cheshire Trafford is licensed (Register Number 115194) and regulated by the Financial Conduct Authority (“FCA”) of the United Kingdom. Confirmation of Cheshire Trafford’s license can be made by visiting the FCA’s website: www.fca.gov.uk/register.

The purchase consideration for the acquisition of Cheshire Trafford is based on a formula of 2.7 times Cheshire Trafford’s projected annualized recurring revenues for the calendar year ending December 31, 2018. We took the gross revenues of Cheshire Trafford for the five months ended May 31, 2018, and annualized those recurring revenues and multiplied those revenues by 2.7 times in arriving at the contractual purchase consideration of U.S.$516,795 (389,299.50 Great Britain Pounds or “GBP”).

The purchase consideration is payable in up to three tranches. The first tranche of U.S.$175,710.30 (132,361.83 GBP) is payable upon closing of the transaction. The second tranche of U.S.$170,542.35 (128,468.84 GBP) is due 18 months after the closing. The third tranche of U.S.$170,542.35 (128,468.84 GBP) is due 36 months after the closing. The third tranche could be reduced (but not increased) in the event that Cheshire Trafford’s trailing or recurring revenues are less than the 2018 annualized gross recurring revenues.

The funds for the first tranche were obtained via a June 8, 2018 loan in the amount of U.S. $735,000 from the Xantis Aion Securitisation Fund, as previously reported in the Company’s Form 8-K Current Report filed with the Securities and Exchange Commission on June 11, 2018.

Future Fund Acquisitions:

Argentum FM intends to acquire three additional financial advisory firms with funds under management in the next few months: one such fund is located in the Isle of Man (United Kingdom) and the other two firms are located in Southeast Asia.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 1, 2018, Argentum FM completed the acquisition of Cheshire Trafford, as described in Item 1.01, above. Argentum FM paid the initial tranche of U.S.$175,710.30 (132,361.83 GBP) to the owners Cheshire Trafford in exchange for 100% of the ordinary shares of Cheshire Trafford.

As a result of such acquisition, Argentum FM now has approximately U.S.$38.75 million (29.2 million GBP) of funds under administration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the completion of the acquisition of Cheshire Trafford, Cheshire Trafford has the following officers and directors:

Name	Position

Peter James Smith	Director and CEO

Enzo Taddei	Director and CFO

Nicholas Tuke	Managing Director

The persons named above were elected to hold their offices until the next annual meeting of our stockholders.

PETER JAMES SMITH - CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Smith has served as the President, Chief Executive Officer and Director of the Argentum 47, Inc. since December 31, 2010. Mr. Smith will be appointed director and CFO of Cheshire Trafford (UK) Limited. Mr. Smith has been involved in the financial services industry since 1986 when he passed his stockbroking examinations for the London Stock Exchange aged 18. He moved on to be an option trader, gilts trader, private client stockbroker before he built a global financial services company between 1993 and 2006 resulting in $2.2 billion under management / administration and more than 300 employees.

ENZO TADDEI - CHIEF FINANCIAL OFFICER AND DIRECTOR

Mr. Taddei was appointed as our Chief Financial Officer and a member of the Board of Directors of Argentum 47, Inc. on September 1, 2011. Mr. Taddei will be appointed director and CFO of Cheshire Trafford (UK) Limited. In addition to being a qualified accountant and tax consultant by profession, Mr. Taddei is proficient in three languages: English, Spanish and Italian. He obtained a Degree in Economics from EADE University in Malaga (Spain) in 1998 and also a Bachelor in Business Administration (BBA) from the University of Wales in 1996. He also holds a Masters´ Degree in Spanish and International Taxation granted to him by EADE University in Malaga (Spain) in 2000. Mr. Taddei also has extensive experience of Public Companies in a number of jurisdictions and is an expert on structure and planning.

NICK TUKE – MANAGING DIRECTOR

Mr. Nicholas Tuke will be appointed managing director of Cheshire Trafford (UK) Limited. A highly versatile sales professional with over 30 years’ experience in the Financial Services sector having worked predominantly in retail banking sales and financial planning for banks such as “NatWest Bank” in the United Kingdom. He possesses a keen analytical mind, an ability to adapt to change quickly and works to high standards in terms of quality and quantity. Mr. Tuke is able to work within a team as well as under his own initiative and is used to direct client contact, both written and verbally. He possesses extensive communication skills and considers his IT literacy to be above average. Mr. Tuke has various areas of expertise and is qualified in:

a) Financial Planning Certificates – FPC 1 & 2

b) Financial Administration and Planning – CeFA 2 & 3

c) Corporate Finance – CF Level 2 - Investments

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2018

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

10.1*	Share Exchange Agreement, dated August 1, 2018, by and between Argentum 47 Financial Management Limited and Rodney Leonard and Equilibrium Pensions Limited (trustees of The Leonard R. Personal Pension).

99.1*	Press Release, dated August 1, 2018

99.2*	Audited financial statements of Cheshire Trafford (U.K.) Limited as of and for the fiscal years ended December 31, 2017 and 2016.

99.3*	Unaudited financial statements of Cheshire Trafford (U.K.) Limited as of the six months ended June 30, 2018 and 2017

99.4*	Unaudited Pro Forma Condensed Combined Financial Information

*Filed herewith.